EXECUTION





                            Stock Purchase Agreement



                                  by and among



                             Edison Mission Energy,



                                 EME del Caribe,



                               Mirant Corporation



                     Mirant EcoElectrica Investments I, Ltd.

                                       and

                        Mirant EcoElectrica Finance, Ltd.



                               EcoElectrica, L.P.
                              Penuelas, Puerto Rico

                            Dated as of July 25, 2001





----- DENOTES CONFIDENTIAL INFORMATION THAT HAS BEEN OMITTED FROM THIS EXHIBIT AND FILED SEPARATELY, ACCOMPANIED BY A CONFIDENTIAL TREATMENT REQUEST, WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

Schedules

Schedule 1                 The Facility
Schedule 2                 Disclosure Schedule
Schedule 2.3               Ownership of Capital Stock and Partnership Interests
Schedule 2.5               Assets and Permits
Schedule 2.6               Financial Statements
Schedule 2.7               Third Party Consents
Schedule 2.8               Governmental and Third Party Consents
Schedule 2.9               Litigation
Schedule 2.10              Contracts
Schedule 2.13              Environmental Matters
Schedule 2.16              Distributions
Schedule 3.4               Governmental Consents
Schedule 4.3               Guaranteed Indebtedness
Schedule 5.7               Partnership Effect Determination Scale
Schedule 8.1               Persons with Knowledge

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of July 25, 2001 by and among Edison Mission Energy, a California corporation (the "Stockholder"); EME del Caribe, an entity organized under the laws of the Cayman Islands ("del Caribe"); Mirant Corporation, a Delaware corporation ("Mirant"); Mirant EcoElectrica Investments I, Ltd., a British Virgin Islands limited liability company ("Buyer 1") and wholly-owned, indirect subsidiary of Mirant; and Mirant EcoElectrica Finance, Ltd., a British Virgin Islands limited liability company ("Buyer 2," and, together with Buyer 1, the "Buyers") and wholly-owned, indirect subsidiary of Mirant. Capitalized terms used in this Agreement not otherwise defined have the meanings ascribed to them in Section
8.1 hereof.

          A. del Caribe owns an indirect equity interest in a power plant located in Puerto Rico, as set forth on Schedule 1 ---------- hereto (the "Facility").

          B. EME del Caribe Holding GmbH, a wholly-owned subsidiary of the Stockholder, owns all of the issued and outstanding shares of capital stock of del Caribe.

          C. EME del Caribe Holding GmbH desires to sell to Buyer 1, and Buyer 1 desires to purchase from the Stockholder, all of the del Caribe Shares on the terms and conditions set forth in this Agreement.

          D. The Stockholder desires to sell to Buyer 2, and Buyer 2 desires to purchase from the Stockholder, the Project Note on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1
                                SALE AND PURCHASE

         1.1 Agreement to Sell and Purchase. On and subject to the terms of this Agreement, at the Closing (a) the Stockholder shall cause its wholly-owned, indirect subsidiary, EME del Caribe Holding GmbH, to sell and transfer to Buyer 1, and Buyer 1 shall and Mirant shall cause Buyer 1 to purchase from EME del Caribe Holding GmbH, the del Caribe Shares and (b) the Stockholder shall sell and assign to Buyer 2, and Buyer 2 shall and Mirant shall cause Buyer 2 to purchase and assume from the Stockholder, that certain KESI Subordinated
Promissory Note, dated December 15, 1997 (the "Project Note"), by the Partnership in favor of the Stockholder, as an assignee thereof.

         1.2      Purchase Price and Note Price.

                  (a) The purchase price for the del Caribe Shares (the "Purchase Price") is an aggregate of Three Hundred Twenty Million U.S. dollars ($320,000,000), plus (i) ----------, less (ii) the sum of (A) all the outstanding indebtedness, together with all accrued and unpaid interest thereon, under the Project Note, as at May 31, 2001, and (B) the aggregate amount of the Distributions.

                  (b) The purchase price for the Project Note (the "Note Price") is an amount equal to all the outstanding indebtedness, together with all accrued and unpaid interest thereon, under the Project Note, as at the Closing Date.

         1.3 Closing. Subject to Section 1.4, the Closing will take place at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York on such date that is three (3) business days after the conditions set forth in Sections 6.1, 6.2(a) and 6.3(a) have either been satisfied or, in the case of conditions not satisfied, waived in writing by the party entitled to the benefit of such conditions (the "Closing Date").

         1.4 Payment and Delivery. At the Closing, provided that all the conditions set forth in Article 6 have either been satisfied or, in the case of conditions not satisfied, waived in writing by the party entitled to the benefit of such conditions:

                  (a) the Stockholder shall (i) cause EME del Caribe Holding GmbH to transfer and deliver to Buyer 1 or its designees stock certificates, duly endorsed in blank (or accompanied by duly executed stock powers), representing the del Caribe Shares; and (ii) assign and deliver to Buyer 2 or its designees the Project Note;

                  (b) Buyer 1 shall, and Mirant shall cause Buyer 1 to, pay, in immediately available funds and in accordance with the Stockholder's duly authorized wire transfer or other payment instructions, to EME del Caribe Holding GmbH the Purchase Price; and

                  (c) Buyer 2 shall, and Mirant shall cause Buyer 2 to, pay, in immediately available funds and in accordance with the Stockholder's duly authorized wire transfer or other payment instructions, to the Stockholder the Note Price.

                                    ARTICLE 2
        REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER AND DEL CARIBE

         Each representation and warranty contained in this Article 2 is qualified by the disclosures made in the Disclosure Schedules attached hereto as part of Schedule 2. This Article 2 and the Disclosure Schedules shall be read together as an integrated provision. Except as set forth on the Disclosure Schedules, the Stockholder and del Caribe hereby make the representations and warranties to Mirant and Buyers as set forth below.

         2.1 Organization and Good Standing. The Stockholder is a corporation duly organized, validly existing and in good standing under the laws of the State of California. del Caribe is an entity duly organized, validly existing and in good standing under the laws of the Cayman Islands, with full corporate power and authority to carry on its business as such business is now conducted, and to own, lease or operate its assets and properties. To the knowledge of the Stockholder, the Partnership is duly formed, validly existing and are in good standing under the laws of Bermuda. del Caribe and, to the knowledge of the Stockholder, the Partnership are duly qualified to do business and in good standing in every jurisdiction in which the character of the properties owned or leased by them or the nature of the businesses conducted by them makes such qualification necessary, except where failure to be so qualified would not have a Material Adverse Effect. Complete and accurate copies of the charter documents and bylaws of each of del Caribe and the organizational or partnership documents of the Partnership, with all amendments thereto to the date hereof, have been furnished to Buyers or its representatives.

         2.2      Subsidiaries and Other Equity Interests.

                  (a) The Stockholder and del Caribe. The Stockholder, indirectly through EME del Caribe Holding GmbH, owns all of the outstanding del Caribe Shares. del Caribe owns one hundred (100) Class B ordinary shares (the "Eco Holdings Shares") of EcoElectrica Holdings, Ltd., an entity organized under the laws of the Cayman Islands ("Eco Holdings").

                  (b) Eco Holdings. Eco Holdings owns all of the outstanding capital stock (the "Eco Limited Shares") of EcoElectrica Ltd., an entity organized under the laws of the Cayman Islands, and a ninety-nine percent (99%) limited partnership interest in the Partnership. EcoElectrica Ltd. owns a one percent (1%) general partnership interest in the Partnership.

         2.3      Ownership of Capital Stock and Partnership Interests.

                  (a) The authorized capital stock of del Caribe consists of fifty thousand (50,000) ordinary shares, nominal value US$1.00 per share, of which one hundred (100) shares are issued and outstanding (the "del Caribe Shares").

                  (b) EME del Caribe Holding GmbH owns, and has good and valid title to, and sole record and beneficial ownership of, all of the outstanding del Caribe Shares. The del Caribe Shares are validly issued, fully paid and nonassessable and are free and clear of any claims, liens, pledges, options, security interests, trusts encumbrances or other rights or interests of any person or entity.

                  (c) del Caribe has good and valid title to, and sole record and beneficial ownership of, the Eco Holdings Shares. The Eco Holdings Shares are owned free and clear of any claims, liens, pledges, options, security interests, trusts, encumbrances or other rights or interests of any person or entity.

                  (d) Eco Holdings has good and valid title to, and sole record and beneficial ownership of, the Eco Limited Shares and, through its wholly owned subsidiary, the Partnership Interests. Except as set forth on Schedule 2.3 to the Disclosure Schedules, the Eco Limited Shares and the Partnership Interests are owned free and clear of any claims, liens, pledges, options, security interests, trusts encumbrances or other rights or interests of any person or entity.

                  (e) Except as set forth on Schedule 2.7 to the Disclosure Schedules, neither the Stockholder nor del Caribe has granted, issued or agreed to grant or issue any other equity interests in del Caribe or the Partnership and there are no outstanding options, warrants, subscription rights, securities that are convertible into or exchangeable for, or any other commitments of any character relating to, any equity interests of del Caribe or, to the knowledge of the Stockholder, the Partnership. Except for the Eco Holdings Shares (and the equity interests owned directly or indirectly by Eco Holdings), del Caribe does not directly or indirectly own, either of record or beneficially, any equity interest in any other entity.

         2.4 Authorization of Agreement. The Stockholder and del Caribe have all requisite corporate power and authority to enter into this Agreement and to perform their obligations hereunder. This Agreement and the other Transaction Documents have (except for Transaction Documents to be executed and delivered solely by Buyer) been duly and validly approved by the respective boards of directors of the Stockholder and del Caribe and no other proceedings on the part of the Stockholder or del Caribe are necessary to approve this Agreement and to authorize the performance by the Stockholder and del Caribe of their obligations hereunder and thereunder. This Agreement and the other Transaction Documents to be delivered by the Stockholder and del Caribe: (a) have been (or upon execution will have been) duly executed and delivered by the Stockholder and del Caribe, and (b) constitute (or upon execution will constitute) legal, valid and binding obligations of the Stockholder and del Caribe, enforceable against the Stockholder and del Caribe in accordance with their respective terms, except as such enforceability may be limited by the Bankruptcy Exception.

         2.5 Assets and Permits. del Caribe is a holding company that conducts no material business except for the ownership of the capital stock of Eco Holdings. On the Closing Date, other than as set forth on Schedule 2.5 to the Disclosure Schedules, (a) del Caribe will neither be a party to, nor have any material obligations under, any material contract, other than this Agreement;
(b) none of the property of del Caribe will be subject to, or be bound by, any material contract, other than this Agreement; and (c) del Caribe will not have any material liabilities or obligations (whether accrued, absolute, contingent or otherwise) or any material assets other than the capital stock of Eco Holdings. Except as set forth on Schedule 2.7 to the Disclosure Schedules, there are no outstanding agreements, options or commitments of any nature obligating the Stockholder or del Caribe to transfer any of the assets of del Caribe or rights or interests therein to any party. del Caribe and the Partnership currently own, lease or otherwise have the right to use all of the property necessary for the conduct of their respective businesses as currently conducted, except where the absence of such right would not have a Material Adverse Effect. del Caribe and the Partnership have all Licenses necessary for the conduct of their respective businesses as currently conducted, except where the failure to obtain the same would not have a Material Adverse Effect.

         2.6      Financial Statements.

                  (a) Attached as Schedule 2.6 hereto are (i) an unaudited balance sheet of del Caribe as of December 31, 2000; (ii) audited balance sheets of the Partnership as of December 31, 1999 and 2000, and related audited consolidated statements of income and cash flows for the years then ended; (iii) actual and pro forma unaudited balance sheets of del Caribe as of May 31, 2001; and (iv) an unaudited consolidated balance sheet of the Partnership as of May 31, 2001, and related unaudited statements of income and cash flows for the five month period then ended (such statements specified in clauses (i) through (iv), together with the related notes thereto, collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly present in all material respects the financial condition of del Caribe and the Partnership, respectively, as of the dates thereof and the results of their operations for the periods covered thereby except, in the case of the Financial Statements of del Caribe and the Financial Statements of the Partnership at and for the five months ended May 31, 2001, for the absence of notes, certain pro forma adjustments and other matters noted therein and subject to normal recurring year-end adjustments. Neither del Caribe nor the Partnership has any liability or obligation (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, would have a Material Adverse Effect, other than (w) liabilities reflected (but only to the extent so reflected) or reserved against in the Financial Statements, (x) liabilities or obligations that have arisen since May 31, 2001 in the ordinary course of business, none of which, individually or in the aggregate, would have a Material Adverse Effect,
(y) liabilities or obligations  disclosed herein or in any schedule  hereto,  or
(z) liabilities or obligations incurred in accordance with the terms of this Agreement or any Contract.

                  (b) Since May 31, 2001, there has not been any event, circumstance, condition, development or occurrence causing, resulting in or having a Material Adverse Effect.

         2.7 No Conflict or  Violation.  Except as set forth on Schedule  2.7 to the Disclosure Schedules, the execution, delivery and performance by the Stockholder and del Caribe of this Agreement and the other Transaction Documents to be delivered by the Stockholder and del Caribe and the performance by the Stockholder and del Caribe of their obligations hereunder and thereunder do not and will not: (a) violate or conflict with any provision of the charter documents or bylaws of the Stockholder or del Caribe or the partnership agreement of the Partnership; (b) violate any provision or requirement of any federal, state or local law, statute, judgment, order, writ, injunction, decree, award, rule, or regulation of any Governmental Entity applicable to the
Stockholder, del Caribe or, to the knowledge of the Stockholder, the Partnership, except for violations that would not have a Material Adverse Effect; (c) violate in any material respect, result in a material breach of, constitute (with due notice or lapse of time or both) a material default or cause any material obligation, penalty, premium or right of termination to arise or accrue under, any Contract; (d) result in the creation or imposition of any material lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of the Stockholder, del Caribe or, to knowledge of the Stockholder, the Partnership, except where the creation of any such liens would not have a Material Adverse Effect; or (e) result in the cancellation, modification, revocation or suspension of any License, except where the loss of such Licenses would not have a Material Adverse Effect.

         2.8 Governmental and Third Party Consents. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the HSR Act, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity or third party is necessary for the execution and delivery by the Stockholder and del Caribe of this Agreement and the other Transaction Documents required to be delivered by the Stockholder and del Caribe or the consummation of the transactions contemplated hereby or thereby, except to the extent set forth on Schedules 2.7 and 2.8 of the Disclosure Schedules or where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notices would not, individually or in the aggregate, have a Material Adverse Effect.

         2.9 Litigation. Except with respect to Tax matters (which are addressed in Section 2.12) and environmental matters (which are addressed in Section 2.13), Schedule 2.9 of the Disclosure Schedule lists (a) each action, suit, claim or proceeding (including, but not limited to, any arbitration proceeding) pending or, to the knowledge of the Stockholder, threatened, and (b) each investigation which, to the knowledge of the Stockholder, is pending or threatened, against del Caribe or the Partnership, at law or in equity, or before or by any Governmental Entity which, if determined adversely to del Caribe or the Partnership, would have a Material Adverse Effect. For purposes of the preceding sentence, no representation is made with respect to (i) any proceeding before any Governmental Entity initiated by del Caribe or the Partnership in which del Caribe or the Partnership is an applicant for any License, to the extent the matters considered in such proceeding are limited to the approval or authority requested in such application, or (ii) proceedings initiated by a third party in which del Caribe or the Partnership is an intervener, and the subject matter of such intervention is of general applicability to similarly-situated parties. Neither del Caribe nor the Partnership is in default with respect to any order, writ, injunction or decree known to or served upon such entity of any Governmental Entity, except for defaults which would not have a Material Adverse Effect.

         2.10 Contracts. Schedule 2.10 of the Disclosure Schedule lists all of the material contracts and agreements to which the Partnership is a party relating to or affecting the operation of the Facility and which require an annual payment in excess of One Million Dollars ($1,000,000) (the "Contracts"). To the knowledge of the Stockholder: (a) each Contract is valid, binding and in full force and effect, and is enforceable by the Partnership in accordance with its terms, except as enforceability may be limited by the Bankruptcy Exception and except as would not have a Material Adverse Effect, (b) the Partnership has performed in all material respects the obligations required to be performed by it to date under each Contract, except for such failure or failures to perform which would not have a Material Adverse Effect, and (c) the Partnership has not received any notice of default under any Contract to which it is a party, except as would not have a Material Adverse Effect.

         2.11 Compliance with Applicable Law. Except with respect to Tax matters (which are addressed in Section 2.12) and Environmental Laws (which are addressed in Section 2.13), the operations of del Caribe and, to the knowledge of the Stockholder, the Partnership are, and have been, conducted in all material respects in accordance with all applicable laws, regulations, orders and other requirements of all Governmental Entities having jurisdiction over del Caribe and the Partnership or their respective assets, properties or operations, except in any case where the failure to so conduct their operations would not have a Material Adverse Effect. Except with respect to Tax matters (which are addressed in Section 2.12) and Environmental Laws (which are addressed in
Section 2.13), del Caribe and, to the knowledge of the Stockholder, the Partnership have not received any notice of any material violation of any such law, regulation, order or other legal requirement, and are not in material default with respect to any order, writ, judgment, award, injunction or decree of any Governmental Entity, applicable to del Caribe, the Partnership or any of their respective assets, properties or operations.

         2.12     Tax Matters.

                  (a) Each of del Caribe, Eco Holdings, EcoElectrica Ltd. and the Partnership (each, a "Taxpayer") has filed on a timely basis all Tax returns required to be filed by a Taxpayer on or prior to the date hereof, except where such instance of noncompliance would not have a Material Adverse Effect. As of the time of filing, the foregoing Tax returns of del Caribe and the Partnership were true and complete in all material respects.

                  (b) With respect to all amounts in respect of Taxes imposed on each Taxpayer in any Taxable period or portion of a period ending on or before the Closing Date (other than Taxes with respect to activities, events and elections of Buyers or any Taxpayer on or after the Closing), all such Taxes required to be paid to Taxing authorities reflected on such returns on or before the date hereof have been paid, except such Taxes, if any, as are being contested in good faith, Taxes which are not yet due and payable or are assumed by Buyers under this Agreement. Each Taxpayer has complied with all Tax laws in all material respects.

                  (c) No adjustments to the Tax liability of any Taxpayer have been proposed in writing (and are currently pending) by any taxing authority in connection with any tax return of any Taxpayer, except for adjustments that would not have a Material Adverse Effect. All deficiencies asserted or assessments made as a result of any examinations of any Taxpayer have been fully paid, or are fully reflected as a liability in the financial statements of the applicable Taxpayer, or are being contested in good faith.

                  (d) There are no liens for Taxes (other than for Taxes not yet due and payable) on any of the assets of any Taxpayer.

                  (e) del Caribe is treated as a disregarded entity for U.S. Tax purposes.

         2.13     Environmental Matters.  Subject to Schedule 2.13:

                  (a)  Each  of  del  Caribe  and,  to  the   knowledge  of  the
Stockholder, the Partnership comply in all material respects with all Environmental Laws and has obtained and maintained in effect all Environmental Permits and are in material compliance with all such Environmental Permits.

                  (b) Neither del Caribe nor, to the knowledge of the Stockholder, the Partnership has performed, failed to perform or suffered any act which will give rise to, or has otherwise incurred, material liability to any person (governmental or not) under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., or any other Environmental Laws, nor has it received notice of any such liability or any claim therefor.

                  (c) There are no pending or, to the knowledge of the Stockholder, threatened administrative, judicial or regulatory proceedings, or, to the knowledge of the Stockholder, any threatened actions or claims, or any consent decrees or other agreements in effect that relate to environmental conditions in, on, under, about or related to del Caribe, the Partnership or their respective operations or the real properties leased or owned by them.

         2.14 Insurance. Each of del Caribe and, to the knowledge of the Stockholder, the Partnership holds (either directly or indirectly through affiliated entities) valid policies of insurance of such types and in such amounts as is customary for companies similarly situated.

         2.15 Brokers. Except for Credit Suisse First Boston Corporation, no broker, finder, investment banker, or other person is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement, based on contractual arrangements made by or on behalf of the Stockholder or del Caribe.

         2.16 Distributions. Neither the Stockholder nor del Caribe has received a cash distribution from the Partnership under the Partnership Agreement after January 1, 2001 other than the distributions, if any, listed on Schedule 2.16 (the "Distributions"). "Distributions" excludes, among other matters, payments or obligations to the Stockholder or any of its Affiliates arising independently under any other agreement.

                                    ARTICLE 3
               REPRESENTATIONS AND WARRANTIES OF MIRANT AND BUYERS

         Mirant and Buyers hereby make the representations and warranties to the Stockholder and del Caribe as set forth below.

         3.1 Organization and Corporate Authority. Mirant is a corporation and Buyers are limited liability companies, in each case, duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization and have all requisite corporate power and authority to enter into this Agreement and the Transaction Documents and to perform their respective obligations hereunder and thereunder. This Agreement and the other Transaction Documents to be executed and delivered by Mirant and Buyers: (a) have been (or upon execution will have been) duly executed and delivered by Mirant and Buyers; (b) have been effectively authorized by all necessary action, corporate or otherwise and no other proceedings on the part of Mirant or Buyers are necessary to authorize the performance of their respective obligations hereunder and thereunder; and (c) constitute (or upon execution will constitute) legal, valid and binding obligations of Mirant and Buyers, enforceable against Mirant and Buyers in accordance with their respective terms, except as such enforceability may be limited by the Bankruptcy Exception.

         3.2 No Conflict or Violation. The execution, delivery and performance by Mirant and Buyers of this Agreement and the other Transaction Documents to be executed and delivered by Mirant and Buyers and the performance by Mirant and Buyers of their respective obligations hereunder and thereunder, do not and will not: (a) violate or conflict with any provision of the charter documents or bylaws of Mirant or Buyers; or (b) violate any provision or requirement of any federal, state or local law, statute, judgment, order, writ, injunction, decree, award, rule, or regulation of any Governmental Entity applicable to Mirant or Buyers.

         3.3 Litigation. There are no material claims, actions, suits, or proceedings (including, but not limited to, any arbitration proceeding) of any nature, at law or in equity, pending or, to the knowledge of Mirant or Buyers, threatened by or against Mirant, Buyers, the directors, officers, employees, agents of Mirant or Buyers, or any of their respective Affiliates involving, affecting or relating to the transactions contemplated by this Agreement or the performance of the respective obligations of Mirant and Buyers hereunder. Neither Mirant nor either Buyer is subject to any order, writ, judgment, award, injunction or decree of any Governmental Entity involving, affecting or relating to the transactions contemplated by this Agreement or the performance of the respective obligations of Mirant and Buyers hereunder.

         3.4 Governmental Consents. Except as set forth on Schedule 3.4 hereof and except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the HSR Act, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Mirant or Buyers of this Agreement and the other Transaction Documents required to be delivered by Mirant or Buyers or the performance of the respective obligations of Mirant and Buyers hereunder and thereunder.

         3.5 Availability of Funds. On the Closing Date, Mirant and Buyers will have sufficient funds available to enable Buyers to consummate the transactions contemplated hereby and to permit Mirant and Buyers to timely perform all of their respective obligations under this Agreement.

         3.6 Qualified Buyers. Mirant and Buyers are qualified to obtain any permits, licenses or authorizations necessary for Buyers to own del Caribe, the Partnership and the Project Note and to operate the Facility as contemplated by this Agreement.

         3.7      Securities Matters.

                  (a) The del Caribe Shares and the Project Note to be received by and assigned to Buyer 2 will be acquired for investment for Buyer 2's own account, not with a view to the distribution of any part thereof, and Buyer 2 has no present intention of selling, granting any participation in, or otherwise distributing the same. Neither Mirant nor either Buyer has any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the del Caribe Shares or the Project Note.

                  (b) Mirant and Buyers understand that the del Caribe Shares and the Project Note are characterized as "restricted securities" under the U.S. federal securities laws inasmuch as such securities are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be resold in the absence of an effective registration statement covering the del Caribe Shares and the Project Note, as applicable, or an exemption from registration under the Securities Act.

         3.8 Brokers. No broker, finder, investment banker, or other person is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of Mirant or Buyers.

         3.9 Non-Utility Status. Neither Mirant nor either Buyer is primarily engaged in the generation or sale of electric power under Section 201 of the Public Utility Regulatory Policies Act of 1978 (as incorporated in Section 3(17) and 3(18) of the Federal Power Act), FERC's implementing regulations, and FERC's precedent thereunder.

                                    ARTICLE 4
                               CERTAIN AGREEMENTS

         4.1      Access and Confidentiality.

                  (a) Upon the reasonable request of Buyers, the Stockholder and del Caribe shall use commercially reasonable efforts to afford to Buyers and Buyers' accountants, counsel and representatives full access, during normal business hours throughout the period prior to the Closing (or the earlier termination of this Agreement), to all of the properties, books, records and contracts of del Caribe and the Partnership (including, without limitation, the Partnership's accounting records, the workpapers of Partnership's independent accountants, and all environmental studies, reports and other environmental records of the Partnership), to the extent such disclosure does not conflict with any confidentiality obligations of the Stockholder, del Caribe, Eco Holdings or the Partnership.

                  (b) Neither Mirant, either Buyer nor any of their respective directors, officers, employees, agents or representatives may, directly or indirectly, disclose to any person or entity or use any Confidential Information for any purpose other than to evaluate and consummate the transactions contemplated by this Agreement and the other Transaction Documents. If Mirant or either Buyer is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative, demand, or similar process) to disclose any Confidential Information, Mirant and Buyers shall promptly notify the Stockholder, del Caribe and the Partnership so that the appropriate parties may seek an appropriate protective order or waive compliance with the provisions of this Section 4.1(b). If, in the absence of a protective order or the receipt of a waiver hereunder, Mirant or either Buyer is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal, Mirant or either Buyer, as applicable, may disclose the Confidential Information to the tribunal; provided, however, that Mirant and Buyers shall use all commercially reasonable efforts to obtain an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed.

         4.2 Certain Changes and Conduct of Business. From and after the date of this Agreement and until the Closing (or the earlier termination of this Agreement), del Caribe shall, and the Stockholder shall cause del Caribe, to conduct its business solely in the ordinary course consistent with past practices. Without limiting the generality of the preceding sentence, except as required or permitted pursuant to the terms hereof, del Caribe shall not, and the Stockholder shall not permit del Caribe to do, any of the following without obtaining the consent of Buyer 1, which consent shall not be unreasonably withheld:

                  (a) make any change in the charter documents or bylaws of del Caribe;

                  (b) issue any additional shares of capital stock or equity securities or grant any option, warrant or right to acquire any capital stock or equity securities or issue any security convertible into or exchangeable for the capital stock of del Caribe, alter any term of any of the outstanding securities of del Caribe, or make any change in the outstanding shares of capital stock or other ownership interests or in the capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

                  (c) (i) issue any notes, bonds, debentures or other corporate securities or grant any option, warrant or right to purchase any of the foregoing, (ii) issue any securities convertible or exchangeable for debt securities of del Caribe, or (iii) issue any options or other rights to acquire directly or indirectly any debt securities of del Caribe or any security convertible into or exchangeable for such debt securities; or

                  (d) commit itself to do any of the foregoing.

         4.3 Stockholder Guarantees. The Stockholder and/or its Affiliates are guarantors with respect to certain indebtedness or otherwise provide certain forms of credit support, in each case as listed on Schedule 4.3 (the "Guaranteed Indebtedness"). Prior to the Closing, Mirant or Buyer 1 shall cause the Stockholder and its Affiliates to be replaced and released as guarantor or other applicable status with respect to all of the Guaranteed Indebtedness.

         4.4      [Intentionally omitted.]

         4.5      [Intentionally omitted.]

         4.6      Regulatory Approvals.

                  (a) Antitrust Notification. Mirant, Buyers, the Stockholder and del Caribe shall, as promptly as practicable but in no event later than twenty (20) days following the execution and delivery of this Agreement, each file with the FTC and the DOJ the Notification and Report Form under the HSR Act, if any, required in connection with the transactions contemplated hereby and as promptly as practicable supply any additional information, if any, requested in connection herewith pursuant to the HSR Act. Any such Notification and Report Form and additional information, if any, submitted to the FTC or the DOJ shall be in substantial compliance with the requirements of the HSR Act. Each of Mirant, Buyers, the Stockholder and del Caribe shall furnish to the others such information and assistance as the others may reasonably request in connection with their preparation of any filing or submission which is necessary under the HSR Act. Each of Mirant, Buyers, the Stockholder and del Caribe shall keep the others apprised in a prompt manner of the status and substance of any communications with, and inquiries or requests for additional information from, the FTC and the DOJ and shall comply promptly with any such inquiry or request. Each of Mirant, Buyers, the Stockholder and del Caribe shall use commercially reasonable efforts to obtain the termination or expiration of any applicable waiting period required under the HSR Act for the consummation of the transactions contemplated hereby. Mirant and Buyers shall pay all filing fees payable under the HSR Act in connection with the transactions contemplated hereby, and each of Mirant, Buyers, the Stockholder and del Caribe shall pay its own respective costs incurred in preparation of all reports and notifications required under the HSR Act.

                  (b) Regulatory Approval Process. Mirant, Buyers, the Stockholder and del Caribe shall, as promptly as practicable but in no event later than thirty (30) days following the execution and delivery of this Agreement, submit to the appropriate agencies or third parties all consent requests, declarations, filings and registrations listed on Schedules 2.7, 2.8 and 3.4. With respect to any filings that may be required to be submitted to FERC, Mirant, Buyers, the Stockholder and del Caribe shall cooperate to share and develop information necessary for such filings and drafts of such filings within fifteen (15) days following execution and delivery of this Agreement, and shall give each other reasonable opportunity to comment on and to revise such draft filings before such filings are submitted to FERC.

         4.7 Efforts. Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use all its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to cause the fulfillment of the conditions to Closing set forth herein and to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

         4.8 Notice of Changes. Prior to the Closing, each party shall promptly advise the other in writing with respect to any matter arising after execution of this Agreement of which that party obtains knowledge and which, if existing or occurring at the date of this Agreement, would have been required to be set forth in this Agreement, including any of the schedules hereto. If, as a result of such development, Mirant or either Buyer has the right to terminate this Agreement pursuant to Section 7.1 and Mirant and both Buyers fail to exercise that right within the period of ten (10) days after such right accrues, then the written notice delivered to Mirant or either Buyer pursuant to this Section 4.8 will be deemed to have amended this Agreement, including any appropriate schedule hereto, to have qualified the representations and warranties contained in Article 2 above, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the development.

         4.9      Certain Tax Matters.

                  (a) Tax Returns. The income of the Partnership attributable to the Partnership Interests shall be apportioned to the period up to and including the Closing Date (the "Pre-Closing Short Year") to del Caribe and the period after the Closing Date (the "Post-Closing Short Year") by closing the books of the Partnership as of the end of the Closing Date to Buyers. In the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall (i) in the case of Taxes that are not based on income or gross receipts (e.g., property taxes), be deemed to be the total amount of such Taxes for the period in question multiplied by a fraction, the numerator of which is the number of days in the entire Taxable period ending on the Closing Date, and the denominator of which is the total number of days in the entire Taxable period in question, and (ii) in the case of Taxes that are based on income or gross receipts, be deemed to be the Taxes that would be due if the relevant Taxable period ended on the Closing Date.

                  (b) Authority. After the Closing, Mirant and Buyers shall, and shall cause del Caribe and its Affiliates to provide the Stockholder and its Affiliates with such powers of authority or other authorizations as are reasonably necessary to empower them to execute and file Tax returns for which they are responsible, file refund and similar claims for Taxes for which they are responsible or entitled, and contest, settle and resolve any audits and disputes over which they have control under this Agreement (including, without limitation, any refund claims which evolve into audits or disputes).

                  (c) Cooperation. After the Closing, Mirant and Buyers, on the one hand, and the Stockholder, on the other hand, shall provide prompt written notice to the other of any pending or threatened Tax audit, assessment or proceeding of which it becomes aware related to del Caribe or the Partnership for whole or partial periods for which the other is responsible hereunder. Such notice shall contain known factual information describing any potential liability in reasonable detail and be accompanied by copies of any notice or other document received from or sent to any Tax authority in respect of such matters. After the Closing, Mirant and Buyers, on the one hand, and the Stockholder, on the other hand, shall cooperate fully, and to the extent reasonably requested by the other party, in connection with the filing of all Tax Returns pursuant to this Agreement and any audit, litigation, or other proceeding related to such Tax Returns. Such cooperation shall include the retention and provision of records and information relevant to any such tax filing, audit, litigation or other matter and making employees available on a reasonable basis.

                  (d) Audits. The Stockholder shall control all audits and contests relating to any Taxes for del Caribe and the Partnership for all Tax periods ending on or prior to the Closing Date. Buyers shall control all audits and contests relating to Taxes of del Caribe and the Partnership that arise following the Closing Date, including Taxes related to the Post-Closing Short Year.

                  (e) Coordination. Mirant and Buyers shall not, and shall cause their respective Affiliates, del Caribe, Eco Holdings, EcoElectrica Ltd. and the Partnership to not, take any action inconsistent with, contest any position with respect to, attempt to recharacterize and/or voluntarily make any disclosure of any kind to any third party, including, without limitation, any Governmental Entity, with respect to any action, election, position, transaction, and/or characterization made or taken by the Stockholder, del Caribe, Eco Holdings,
EcoElectrica Ltd. or the Partnership in respect of (i) any restructuring activity required, permitted or associated with the completion of the transactions contemplated by this Agreement or (ii) in respect of any Tax or Taxes related to whole or partial Taxable periods or activities on or before the Closing Date. The provisions of this Section 4.9(e) will not prohibit any disclosure required by law, provided that no such disclosure may be made without first promptly notifying the Stockholder and authorizing the Stockholder to review and challenge the same.

                  (f) Transfer Taxes. All stamp, documentary, recording, transfer and sales and use taxes incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by Buyers. Buyers at their own expense shall file, to the extent required by applicable law, all necessary Tax Returns and other documentation with respect to all such transfer or sales and use taxes.

                                    ARTICLE 5
                                 INDEMNIFICATION

         5.1      Indemnification by Stockholder.

                  (a) General. For a period of one (1) year following the Closing Date and subject to the limits set forth in this Article 5, the Stockholder and its successors and assigns shall indemnify, defend, reimburse and hold harmless the Buyer Indemnitees, from and against any and all claims, losses, damages, liabilities, obligations, assessments, penalties and interest, demands, actions and expenses (including, without limitation, settlement costs and any legal, accounting and other expenses for investigating or defending any actions) ("Losses") reasonably incurred by any Buyer Indemnitee, arising out of
(i) the breach of any representation or warranty made by the Stockholder or del Caribe in Article 2 of this Agreement; or (ii) the breach of any covenant, agreement or obligation of the Stockholder or del Caribe contained in this Agreement or any other Transaction Document. Notwithstanding the one-year time limitation set forth above, the Stockholder's indemnification obligations under this Section 5.1 arising from the breach of any representation or warranty made by the Stockholder in (x) Section 2.12 of this Agreement shall continue until such time as the applicable statute of limitations has expired on the right of the applicable Governmental Entity to legally impose the Tax liability upon which the Buyer Indemnitee's claimed Loss is based; and (y) Section 2.13 of this Agreement shall continue for a period of two (2) years after the Closing Date. Furthermore, notwithstanding the foregoing or anything else in this Agreement to the contrary, in the event that any Buyer Indemnitee reasonably incurs Losses in connection with the breach of any representation or warranty of the Stockholder regarding Eco Holdings, EcoElectrica Ltd. and the Partnership, the Stockholder's obligations under this Section 5.1 shall apply to only fifty percent (50%) of such Losses.

         5.2 Indemnification by Mirant and Buyers. For a period of one (1) year following the Closing Date and subject to the limits set forth in this Article 5, Mirant, Buyers and their respective successors and assigns shall indemnify, defend, reimburse and hold harmless the Stockholder Indemnitees from and against any and all Losses reasonably incurred by any Stockholder Indemnitee arising out of (i) the breach of any representation or warranty made by Mirant or either Buyer in Article 3 of this Agreement; (ii) the breach of any covenant, agreement or obligation of Mirant or either Buyer contained in this Agreement or any other Transaction Document; or (iii) the ownership or operation of del Caribe, Eco Holdings, EcoElectrica Ltd. or the Partnership after the Closing.

         5.3      Indemnification Procedure.

                  (a) Whenever any claim (a "Claim") shall arise for indemnification under this Article 5, the Indemnitee shall promptly (but in any event within ten (10) days of the Indemnitee becoming aware of the Claim) give written notice to the Indemnitor with respect to the Claim, which notice shall include reliable information of the facts constituting the basis for the Claim. Notwithstanding the foregoing, the failure to timely give such notice shall not relieve the Indemnitor from any obligation under this Agreement, except to the extent, if any, that the Indemnitor is materially prejudiced thereby. In the event of any Claim resulting from or in connection with any claim or legal proceedings by a third party (a "Third Party Claim"), the notice to the Indemnitor shall specify, if known, the amount or an estimate of the amount of liability arising therefrom. The Indemnitee shall not settle or compromise any claim by any third party for which it is entitled to indemnification hereunder, without the prior written consent of the Indemnitor unless suit shall have been instituted against it and the Indemnitor shall not have taken control of such suit after notification thereof as provided in Section 5.3(c) hereof.

                  (b) Upon receipt of written notice from the Indemnitee of a Third Party Claim, the Indemnitor shall provide counsel (such counsel subject to the reasonable approval of the Indemnitee) to defend the Indemnitee against the matter from which the Third Party Claim arose, at the Indemnitor's sole cost, risk and expense. The Indemnitee shall cooperate in all reasonable respects, at the Indemnitor's sole cost, risk and expense, with the Indemnitor in the investigation, trial, defense and any appeal arising from the matter from which the Third Party Claim arose. The Indemnitee shall be entitled to participate in (but not control) the defense of any such action, with counsel at its own expense. The Indemnitor shall have the right to elect to settle any claim for monetary damages without the Indemnitee's consent only if the settlement includes a complete release of the Indemnitee. If the settlement does not include such a release, it will be subject to the consent of the Indemnitee, which will not be unreasonably withheld; provided, however, if the Indemnitee fails to give such consent within twenty (20) days of being requested to do so, the Indemnitee shall, at its expense, assume the defense of such Third Party Claim and regardless of the outcome of such matter, the Indemnitor's liability hereunder shall be limited to the amount of the proposed settlement. The Indemnitor may not admit any liability of the Indemnitee or waive any of the Indemnitee's rights without the Indemnitee's prior written consent, which will not be unreasonably withheld. If the subject of any Third Party Claim results in a judgment or settlement, the Indemnitor shall promptly pay such judgment or settlement.

                  (c) If the Indemnitor (i) fails to assume the defense of the subject of any Third Party Claim in accordance with the terms of Section 5.3(b),
(ii) fails diligently to prosecute such defense, or (iii) has, in the Indemnitee's reasonable good faith judgment, a conflict of interest, the Indemnitee may defend against the subject of the Claim, at the Indemnitor's sole cost, risk and expense, in such manner and on such terms as the Indemnitee deems appropriate, including, without limitation, settling the subject of the Claim; provided, however, that any compromise or settlement shall be subject to the Indemnitor's consent, which consent will not be unreasonably withheld. If the Indemnitee defends the subject of a Claim in accordance with this Section 5.3(c), the Indemnitor shall cooperate with the Indemnitee and its counsel, at the Indemnitor's sole cost, risk and expense, in all reasonable respects, and shall deliver to the Indemnitee or its counsel copies of all pleadings and other information within the Indemnitor's knowledge or possession reasonably requested by the Indemnitee or its counsel that are relevant to the defense of the subject of any such Claim and that will not prejudice the Indemnitor's position, claims or defenses. The Indemnitee shall maintain confidentiality with respect to all such information consistent with the conduct of a defense hereunder.

         5.4 Payment. All payments owing under this Article 5 will be made promptly as indemnifiable Losses are incurred. If the Indemnitee defends the subject matter of any Claim in accordance with Section 5.3(c), the expenses (including reasonable attorneys' fees and costs) incurred by the Indemnitee shall be paid by the Indemnitor in advance of the final disposition of such matter as incurred by the Indemnitee; provided that the Indemnitee undertakes in writing to repay any such advances in the event that it is ultimately determined that the Indemnitee is not entitled to indemnification under the terms of this Agreement or applicable law.

         5.5      Limitations.

                  (a) Notwithstanding any provision of this Agreement to the contrary, the Stockholder shall have no obligation to indemnify any Buyer Indemnitee under this Article 5 or to pay damages in respect of contract or other claims arising under this Agreement or any other Transaction Document unless the Buyer Indemnitees have suffered indemnifiable Losses hereunder in an aggregate amount attributable to all Claims and obligors in excess of One Million Five Hundred Thousand Dollars ($1,500,000) (the "Threshold"); ---------- Once the aggregate amount of Losses exceeds the Threshold, the Buyer Indemnitees shall be entitled to recover the full amount of all Losses in excess of the Threshold.

                  (b)  In no event will the  ----------,  exceed the  lesser  of
(i) --------- the PREPA Resolution Amount and (ii) ----------. Notwithstanding any provision of this Agreement to the contrary, the ---------.

                  (c) Notwithstanding any provision of this Agreement to the contrary, neither Mirant nor either Buyer shall have any obligation to indemnify any Stockholder Indemnitee under this Article 5 or to pay damages in respect of contract or other claims arising under this Agreement or any other Transaction Document unless the Stockholder Indemnitees have suffered indemnifiable Losses in an aggregate amount attributable to all Claims in excess of the Threshold; provided, however, that Mirant's and Buyers' obligations to indemnify any Stockholder Indemnitee for any Losses arising from any breach of this Agreement by Mirant or either Buyer of their obligation to pay, or directly or indirectly resulting in the failure of Mirant and Buyers to pay, the Purchase Price and the Note Price under this Agreement, will not be subject to the Threshold. Subject to the foregoing proviso, once the aggregate amount of Losses exceeds the Threshold, the Stockholder Indemnitees shall be entitled to recover the full amount of all Losses in excess of the Threshold.

                  (d) Notwithstanding any provision of this Agreement to the contrary, the maximum aggregate liability of Mirant and Buyers to the Stockholder Indemnitees for all claims arising under this Agreement and the other Transaction Documents equals $32,000,000; provided, however, that Mirant's and Buyers' obligations to indemnify any Stockholder Indemnitee for any Losses arising from any breach of this Agreement by Mirant or either Buyer of their obligation to pay, or directly or indirectly resulting in the failure of both Mirant and Buyer to pay, the Purchase Price and the Note Price under this Agreement, will not be subject to such limitation.

                  (e) No Indemnitee shall be entitled to indemnification under this Article 5 for Losses (i) directly or indirectly caused by a willful or negligent act of such Indemnitee or a breach by such Indemnitee of any representation, warranty, covenant or other agreement set forth in this Agreement or any duty to the potential Indemnitor or (ii) covered by insurance proceeds from insurance owned and paid for by the Stockholder, del Caribe, Eco Holdings or the Partnership prior to the Closing, to the extent that the Buyer Indemnitees actually receive such insurance proceeds to cover such Losses.

         5.6 Survival. The representations and warranties made in this Agreement or in any exhibit, schedule, or any other Transaction Document or certificate shall survive any investigation made by any party hereto and the Closing of the transactions contemplated hereby until the first anniversary of the Closing Date; provided, however, that the representations and warranties set forth in
(i) Section 2.12 of this Agreement shall survive until such time as the applicable statute of limitations has expired on the right of the applicable Governmental Entity to legally impose the Tax liability upon which the Buyer Indemnitee's claimed Loss is based and (ii) Section 2.14 of this Agreement shall survive for a period of two (2) years after the Closing Date. No party will be liable to another under any warranty or representation after the applicable expiration of such warranty or representation; provided, however, that if a claim or notice is given under this Article 5 with respect to any representation or warranty prior to the applicable expiration date, such claim may be pursued to resolution notwithstanding expiration of the representation or warranty under which the claim was brought.

         5.7      ----------

         (a)      PREPA Resolution ----------

                  (i) Subject to the limitations set forth in this Article 5, in the event of a pre-Closing PREPA Resolution which requires ----------, in accordance with the ---------- of the PREPA Resolution, ----------. Also, in the event of a pre-Closing PREPA Resolution, ---------- equal to the lesser of (A) ---------- of the Partnership Effect, if any, and (B) that portion of the Partnership Effect, if any, such that, when ---------- under the PREPA Resolution equals ----------

                  (ii) Subject to the limitations set forth in this Article 5, in the event of a pre-Closing PREPA Resolution that requires ---------- or of any PREPA Resolution that ---------- (A) ---------- equal to the lesser of (1) ---------- and (2) ----------; and (B) ---------- equal to the lesser of (1)
---------- of the Partnership Effect, if any, and (2) that portion of the Partnership Effect, if any, such that ---------- under the PREPA Resolution equals ---------.

                  (iii)In the event that no PREPA Resolution ----------. In the event that no PREPA Resolution ----------.

         (b)      PREPA Resolution ----------.   In the  event of  a pre-Closing
 PREPA Resolution ----------

         (c) Required Approvals. Prior to the Closing Date, ----------- PREPA Resolution ---------- pursuant to which (i) the PREPA Resolution Amount ----------, or (ii) the PREPA Resolution is -----------. After the Closing Date but prior to the first anniversary of the Closing Date, ---------- PREPA Resolution ----------- pursuant to which (x) the PREPA Resolution Amount ----------, or (y) the PREPA Resolution ----------. Notwithstanding the foregoing sentence, ----------- for a PREPA Resolution ----------- relating to such PREPA Resolution -----------.

         (d) ----------. In the event that at anytime -----------. In the event that ---------- results in a PREPA Resolution, ----------: (i) --------- by which the PREPA Resolution Amount ----------, in the event that the PREPA Resolution Amount is ---------- or (ii) ----------, in the event that the PREPA Resolution Amount -----------.

         (e) PREPA Resolution ----------. During such time as ---------- in any PREPA Resolution pursuant to this Section 5.7, (i) --------- to achieve a PREPA Resolution; and (ii) ----------. ----------

         5.8 Exclusivity of Indemnification. The indemnification provisions of this Article 5 are intended to provide the exclusive remedy as to all Losses that any party hereunder may incur arising from or relating to the transactions contemplated by this Agreement. Each party hereby waives, to the extent that it may do so, any other rights or remedies that may arise under any applicable statute, rule or regulation; provided, however, that the foregoing shall not be interpreted to limit the types of remedies, including specific performance or other equitable remedies, which may be sought by an Indemnitee in connection with a breach of any covenant or agreement contained herein and shall not limit any available remedy for a willful misrepresentation or breach by another party.

         5.9 Consequential Damages and Remedies. No party will be liable to any other party in connection with this Agreement, or any of the transactions contemplated hereby, for any consequential, punitive, special or indirect damages. Each party hereby expressly releases the other parties, their respective Affiliates, directors, officers, employees, agents and representatives from any such liability.

                                    ARTICLE 6
                              CONDITIONS TO CLOSING

         6.1 Conditions to Obligations of Each Party. The obligations of the Stockholder and del Caribe, on the one hand, and Mirant and Buyers, on the other hand, to consummate the transactions contemplated hereby are subject to the fulfillment to the reasonable satisfaction of the party entitled to the benefit of such condition, on or before the Closing Date, of the conditions set forth in this Section 6.1, any one or more of which may be waived in writing by the party entitled to the benefit of such condition.

                  (a) No Action  or  Proceeding.  No  preliminary  or  permanent injunction or other order issued by any Governmental Entity that declares this Agreement invalid in any material respect or prevents or would be violated by the consummation of the transactions contemplated hereby, or which would have a Material Adverse Effect, is in effect. No action or proceeding has been instituted or threatened by any Governmental Entity, other person, or entity which seeks to prevent or delay the consummation of the transactions
contemplated   by  this   Agreement   or  which   challenges   the  validity  or
enforceability of this Agreement, the result of which could constitute a Material Adverse Effect.

                  (b) Consents, Approvals and Filings. All consents, authorizations and approvals from, and all declarations, filings and registrations with, governmental agencies or third parties that are listed on Schedules 2.7, 2.8 and 3.4 shall have been obtained or made, as appropriate. All waiting periods under the HSR Act shall have expired or been properly terminated.

         6.2 Conditions to Obligations of Mirant and Buyers. The obligations of Mirant and Buyers to consummate the transactions contemplated hereby are subject to the fulfillment, on or before the Closing Date, of the conditions set forth in this Section 6.2, any one or more of which may be waived by Mirant or either Buyer in writing in their discretion.

                  (a) Representations and Warranties; Covenants. The representations and warranties of the Stockholder and del Caribe contained in this Agreement (as revised, modified or updated pursuant to Section 4.8 hereof) shall be true and correct in all material respects on the Closing Date; provided, however, that if any portion of any such representation or warranty is already qualified by materiality, for purposes of determining whether this condition has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects. The Stockholder and del Caribe shall have performed in all material respects all obligations required to be performed by each of them under this Agreement on or before the Closing Date.

                  (b) Secretaries' Certificates. At the Closing, the Stockholder and del Caribe shall have delivered to Buyers a certificate dated as of the Closing Date certifying to the effect of Section 6.2(a) signed by the respective Secretaries of the Stockholder and del Caribe.

                  (c) Consents and Approvals. All consents, waivers, authorizations and approvals required under Schedule 2.7 of the Disclosure Schedule, the absence of which could result in material liability to Buyers or a Material Adverse Effect, shall have been duly obtained in form reasonably satisfactory to Buyers, shall be in full force and effect on the Closing Date and the executed copies thereof shall have been delivered to Buyers on or before the Closing Date.

                  (d) LNG Term-Out Under Credit Agreement. The Term-Out of all Construction Loans into Term Loans shall have been completed pursuant to Section 2.01(b) of the Credit Agreement, dated October 31, 1997 and as amended on December 15, 1997, between the Partnership and ABN AMRO Bank N.V., as the administrative agent.

                  (e) Stock Books. The Stockholder shall have caused EME del Caribe Holdings GmbH to have delivered to Buyer 1 the stock books, stock ledgers, minute books and corporate seals of del Caribe.

                  (f)   Resignation of Directors.   Buyer 1 shall have received
written resignations of the directors of del Caribe.

                  (g) Satisfaction of Other Closing Conditions. All conditions to the respective obligations of Mirant and Buyers pursuant to Article 6 of that certain Stock Purchase Agreement, of even date herewith, by and among Enron Asset Holdings, LLC, a Delaware limited liability company, Mirant and Buyers have been either satisfied or waived.

         6.3 Conditions to Obligations of the Stockholder. The obligations of the Stockholder to consummate the transactions contemplated hereby are subject to the fulfillment, on or before the Closing Date, of the conditions set forth in this Section 6.3, any one or more of which may be waived by the Stockholder in writing in its discretion.

                  (a) Representations and Warranties; Covenants. The representations and warranties of Mirant and Buyers contained in this Agreement shall be true and correct in all material respects as of the date hereof and on the Closing Date; provided, however, that if any portion of any such representation or warranty is already qualified by materiality, for purposes of determining whether this condition has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects. Mirant and Buyers shall have performed in all material respects all obligations required to be performed by them under this Agreement on or before the Closing Date.

                  (b) Secretaries' Certificates. At the Closing, Mirant and Buyers shall have delivered to the Stockholder a certificate dated as of the Closing Date certifying to the effect of Section 6.3(a) signed by the respective Secretaries of Mirant and Buyers.

                  (c) Removal as Guarantor. Mirant and Buyers shall have caused the Stockholder to be removed as a guarantor of the Guaranteed Indebtedness in accordance with Section 4.3.

                                    ARTICLE 7
                           TERMINATION AND ABANDONMENT

         7.1 Termination. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing:

                  (a) by Mirant or either Buyer, if (i) the Stockholder or del Caribe fails to comply in any materially adverse respect with any of its or their covenants or agreements contained herein, (ii) any of the representations and warranties of the Stockholder or del Caribe set forth in Article 2 hereof (as revised, modified or updated pursuant to Section 4.8 hereof) is breached or is inaccurate in any materially adverse respect, or (iii) any event has occurred or circumstances exist which have a Material Adverse Effect; provided, however, that neither Mirant nor either Buyer may terminate this Agreement pursuant to this Section 7.1(a) if (x) the Stockholder and del Caribe have cured such material noncompliance, breach, inaccuracy or Material Adverse Effect within fifteen (15) business days after the receipt of written notice thereof by Mirant or either Buyer or (y) Mirant or either Buyer has breached in any material respect any of its representations, warranties or obligations under this Agreement;

                  (b) by the Stockholder or del Caribe, if (i) Mirant or either Buyer fails to comply in any materially adverse respect with any of its covenants or agreements contained herein, or (ii) any of the representations and warranties of Mirant or either Buyer set forth in Section 3 hereof is breached or is inaccurate in any materially adverse respect; provided, however, that neither the Stockholder nor del Caribe may terminate this Agreement pursuant to this Section 7.1(b) if (x) Mirant and Buyers have cured such noncompliance, breach or inaccuracy within fifteen (15) business days after the receipt of written notice thereof by the Stockholder or del Caribe or (y) either the Stockholder or del Caribe has breached in any material respect any of its representations, warranties or obligations under this Agreement; or

                  (c) by the Stockholder or del Caribe, on the one hand, or Mirant or either Buyer, on the other hand, if (i) a Governmental Entity has issued a nonappealable order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto have used all their commercially reasonable efforts to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement; or (ii) a condition to the terminating party's performance hereunder has not been satisfied or waived prior to December 31, 2001; provided, however, that a party may not terminate this Agreement pursuant to this Section 7.1(c) if such party's failure to fulfill any of its obligations under this Agreement is the reason for the occurrence of either of the foregoing clauses (i) or (ii) hereof.

         7.2 Notice of Termination. In the event of termination of this Agreement pursuant to Section 7.1 hereof, written notice shall be given forthwith by the terminating party to the other parties and this Agreement will terminate and the transactions contemplated hereby will be abandoned in accordance with the terms of this Article 7, without further action by any party.

         7.3 Effect of Termination. If this Agreement is terminated as provided in this Article 7, no party to this Agreement will have any liability or further obligation to any other party to this Agreement, except as provided in Sections 4.1(b), 8.10, 8.11, 8.13, and 8.14 and except that termination of this Agreement will not affect any liability of any party for any breach of this Agreement prior to termination, or any breach at any time of the provisions hereof surviving termination.

                                    ARTICLE 8
                                  MISCELLANEOUS

         8.1      Definitions.

(a) "Action" means any action, suit, counterclaim, cross-claim, appeal, arbitration or mediation for any relief against a party hereunder or any of its Affiliates, successors or assigns, declaratory or otherwise, to enforce the terms of this Agreement or to declare rights under this Agreement.
(b) "Affiliate" has the meaning ascribed to it in Rule 405 under the Securities Act.
(c) "Bankruptcy Exception" means the limitations on enforceability imposed by general principles of equity and bankruptcy, insolvency, reorganization and moratorium and other similar laws relating to creditors' rights. (d) "Buyer 1" has the meaning ascribed to it in the preamble to this Agreement.
(e)  "Buyer 2" has the meaning ascribed to it in the preamble to this Agreement.
(f)  "Buyers" has the meaning ascribed to it in the preamble to this Agreement.
(g) "Buyer Indemnitees" means Buyer 1 and its directors, officers and employees.
(h)  ----------
(i) "capital stock" means common stock, preferred stock, partnership interests, limited liability company interests or other ownership interests of the issuer thereof.
(j)  "Claim" has the meaning ascribed to it in Section 5.3(a) hereof.
(k) "Closing" means the consummation of the sale by the Stockholder, and the purchase by Buyers, of the del Caribe Shares and the Project Note in accordance with the terms of this Agreement.
(l)  "Closing Date" has the meaning ascribed to it in Section 1.2 hereof.
(m) "Confidential Information" means any information not in the public domain, in any form, whether acquired prior to or after the Closing Date, received from the Stockholder, del Caribe or any of their advisors relating to the business and operations of the Stockholder, del Caribe, Eco Holdings, the Partnership and their respective Affiliates, including, without limitation, information regarding vendors, suppliers, trade secrets, training programs, technical information, contracts, systems, procedures, know-how, trade names, improvements, price lists, financial or other data, business plans, computer programs, software systems, internal reports, personnel files or any other compilation of information, written or unwritten, which is or was used in the business of the Stockholder, del Caribe, Eco Holdings, the Partnership or their respective Affiliates, except for information (i) that was or becomes generally available to the public, other than as a result of disclosure by either Buyer; or (ii) that is received by either Buyer or any of its Affiliates on a nonconfidential basis from a third party that is not prohibited from disclosing such information by obligation to the Stockholder, del Caribe, the Eco Holdings or the Partnership.
(n)  "Contracts" has the meaning ascribed to it in Section 2.10 hereof.
(o) "Decision" means any judgment, order, ruling, or award granted with respect to an Action.
(p)  "del Caribe"  has  the meaning  ascribed to  it  in  the  preamble of  this
Agreement.
(q)  "del Caribe Shares" has the meaning ascribed to it in Section 2.3(a)hereof.
(r) "Disclosure Schedule" means the disclosure schedule of the Stockholder and del Caribe attached hereto as Schedule 2 and the other schedules included therein.
(s)  "Distributions" has the meaning ascribed to it in Section 2.16 hereof.
(t)  "DOJ" means the United States Department of Justice.
(u)  "Eco Holdings" has the meaning ascribed to it in Section 2.2(a) hereof.
(v)  "Eco Holdings Shares" has the meaning ascribed to it in Section 2.2(a)
hereof.
(w)  "Eco Limited Shares" has the meaning ascribed to it in Section 2.2(b)
hereof.
(x) "Environmental Laws" means all applicable laws, regulations and other requirements of Governmental Entities or duties under common law (other than the same relating to Taxes) relating to toxic or hazardous substances, wastes, pollution or to the protection of health, safety or the environment.
(y) "Environmental Permits" means all licenses, permits and other authorizations or registrations required under all Environmental Laws.
(z)  "Facility" has the meaning ascribed to it in Recital A hereof.
(aa) "FERC" means the Federal Energy Regulatory Commission.
(bb) "Financial Statements" has the meaning ascribed to it in Section 2.6(a).
(cc) "FTC" means the United States Federal Trade Commission.
(dd) "Governmental Entity" means any court, arbitrator, federal, state or local government agency, regulatory body, or other governmental authority.
(ee) "Guaranteed Indebtedness" has the meaning ascribed to it in Section 4.3. hereof.
(ff) "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
(gg) "Indemnitee" means the party entitled to indemnification under Article 5 hereof.
(hh) "Indemnitor" means the party obligated to provide indemnity under Article 5 hereof.
(ii) "knowledge" or "known" means, with respect to any individual, the actual knowledge of such individual or, in the case of the Stockholder, the actual knowledge, without independent investigation, of the persons identified on
Schedule 8.1 hereto of such entity. (jj) "License" means any permit, license or other governmental authorization.
(kk) "Losses" has the meaning ascribed to it in Section 5.1 hereof.
(ll) "Material Adverse Effect" means one or more effects that, individually or in the aggregate, are materially adverse to the business, assets, financial condition or results of operations of the Partnership, taken as a whole; provided, however, that any such effect or effects arising from any circumstance not disclosed in this Agreement or the schedules hereto that result, or would be reasonably likely to result, in an uninsured loss in excess of $30,000,000 to the Partnership will be conclusively presumed to constitute a "Material Adverse Effect;" provided, further, that, notwithstanding the foregoing, none of the following will be deemed, individually or together, to constitute a "Material Adverse Effect:" (x) any changes, circumstances or effects resulting from or relating to changes or developments in the economy, financial markets, commodity markets, laws, regulations or rules in the applicable electric power markets (including, without limitation, changes in laws or regulations affecting owners or providers of electric generation, transmission or distribution as a group and not the Partnership exclusively) or in the political climate generally or in any specific region; (y) any changes in conditions or developments generally applicable to the industries in which the Partnership is involved; and (z) any changes, circumstances or effects attributable to the announcement or pendency of the transactions contemplated by this Agreement (including any cancellations of or delays in customer agreements, any reductions in sales, any disruption in supplier, distributor, partner or similar relationships or any loss of employees), or resulting from or relating to compliance with the terms of, or the taking of any action required by, this Agreement. (mm) ---------- (nn) "Mirant" has the meaning ascribed to it in the preamble to this Agreement.
(oo) ----------
(pp) "Partnership" means EcoElectrica, L.P., an exempt limited partnership organized under the laws of Bermuda.
(qq) "Partnership Agreement" means that certain First Amended and Restated Limited Partnership Agreement, dated December 10,
1997, of the Partnership, as subsequently amended.
(rr) "Partnership Effect" means ----------
(ss) "Partnership Interests" means the 99% limited partnership interest in the Partnership held by Eco Holdings and the 1% general partnership interest in the Partnership held by its wholly-owned subsidiary, EcoElectrica Ltd. (tt) "Post-Closing Short Year" has the meaning ascribed to it in Section 4.9(a) hereof.
(uu) "PREPA" means the Puerto Rico Electric Power Authority.
(vv) ----------
(ww) "----------" means ---------under any PREPA Resolution.
(xx) ----------
(yy) "PREPA Resolution" means ----------.
(zz) "PREPA Resolution Amount" means either (i) ---------- (ii) the Partnership Effect; or (iii) the sum of ---------- pursuant to a PREPA Resolution. (aaa) "Pre-Closing Short Year" has the meaning ascribed to it in Section 4.9(a) hereof.
(bbb) "Prevailing Party" has the meaning ascribed to it in Section 8.14.
(ccc) "Purchase Price" has the meaning ascribed to it in Section 1.3 hereof.
(ddd) "Securities Act" means the Securities Act of 1933, as amended.
(eee) "Stockholder" has the meaning ascribed to it in the preamble of this Agreement.
(fff) ----------
(ggg) "Stockholder Indemnitees" means the Stockholder and its Affiliates, and the directors, officers and employees of any of them. (hhh) ---------- (iii) "Tax" or "Taxes" means all taxes, imposts, duties or assessments of any kind or nature whatsoever, and howsoever described or denominated, including, without limitation, income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, ad valorem, customs duties, capital, wealth, capital stock, franchise, profits, withholding, social security (or similar), sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax or charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, imposed by any governmental authority.
(jjj) "Taxpayer" has the meaning ascribed to it in Section 2.12(a) hereof.
(kkk) "Threshold" has the meaning ascribed to it in Section 5.5(a) hereof.
(lll) "Transaction Documents" means this Agreement, the assignment of the Project Note and all necessary stock powers required to be delivered in connection with the consummation of the transactions contemplated by this Agreement.

         8.2 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given upon personal delivery or three (3) days after being mailed by certified or registered mail, postage prepaid, return receipt requested, or one (1) business day after being sent via a nationally recognized overnight courier service if overnight courier service is requested from such service or upon receipt of electronic or other confirmation of transmission if sent via facsimile, to the parties, their successors in interest or their assignees at the following addresses and telephone numbers, or at such other addresses or telephone numbers as the parties may designate by written notice in accordance with this Section 8.2:

              If to Mirant or          Mirant EcoElectrica Investments I, Ltd.
              either Buyer:            1155 Perimeter Center West
                                       Atlanta, Georgia  30338
                                       Telephone No.:  (678) 579-7115
                                       Facsimile No.:  (678) 579-7979
                                       Attn.:  J.R. Harris

              With a copy to:          Troutman Sanders LLP
                                       401 9th Street, NW
                                       Suite 1000
                                       Washington, DC  20004-2134
                                       Telephone No.:  (202) 274-2963
                                       Facsimile No.:  (202) 654-5625
                                       Attn.:  Ronald R. Ross, Esq.

              If to the Stockholder    Edison Mission Energy
              or del Caribe:           18101 Von Karman, Suite 1700
                                       Irvine, California  92612
                                       Telephone No.:
                                       Facsimile No.:
                                       Attn.:  Steven D. Eisenberg, Esq.

              With a copy to:          Gibson, Dunn & Crutcher LLP
                                       4 Park Plaza, Jamboree Center
                                       Irvine, California  92614
                                       Telephone No.:  (949) 451-3800
                                       Facsimile No.:  (949) 451-4220
                                       Attn.:  John M. Williams, Esq.

         8.3 Assignability and Parties in Interest. This Agreement and the rights, interests or obligations hereunder may not be assigned by any of the parties hereto without the prior written consent of the other parties hereto; provided, however, that this Agreement may be assigned to an Affiliate, but that no such assignment will relieve Mirant or either Buyer of any of their respective obligations hereunder. This Agreement shall inure to the benefit of and be binding upon Mirant, Buyers, the Stockholder, del Caribe and their respective permitted successors and assigns. Nothing in this Agreement will confer upon any person or entity not a party to this Agreement, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

         8.4 Publicity. No press release or other public announcement or disclosure related to this Agreement or the transactions contemplated herein (including but not limited to the terms and conditions of this Agreement) shall be issued or made without the prior approval of either Buyer, on the one hand, and the Stockholder, on the other hand. The foregoing shall not prohibit any disclosure (a) required by law or (b) in connection with any financing or refinancing of indebtedness by any party hereto; provided that such disclosure is made pursuant to Section 4.1(b) hereof and that the disclosing party consults with the other parties at least one (1) business day in advance of such disclosure. To the extent a disclosure is required by law, the disclosing party shall cooperate with the other parties hereto to prepare an appropriate confidential treatment request with the applicable Governmental Entity in order to prevent disclosure of any sensitive matters as to which the disclosing party believes there exists a good faith argument for confidential treatment.

         8.5 Complete Agreement. This Agreement, the exhibits and schedules hereto and the other Transaction Documents contain or will contain the entire agreement between the parties hereto with respect to the transactions contemplated  herein and  therein  and shall  supersede  all  previous  oral and written and all contemporaneous oral negotiations, commitments, and understandings including, without limitation, all letters, memoranda or other documents or communications, whether oral, written or electronic, submitted or made by (a) Mirant, either Buyer or their respective agents or representatives to the Stockholder, del Caribe, Credit Suisse First Boston Corporation or any of their respective agents or representatives, or (b) the Stockholder, del Caribe, Credit Suisse First Boston Corporation or their respective agents or representatives to Mirant, either Buyer or any of their respective agents or representatives, in connection with the bidding process which occurred prior to the execution of this Agreement or otherwise in connection with the negotiation and execution of this Agreement. No communications by or on behalf of the Stockholder or del Caribe, including responses to any questions or inquiries, whether orally, in writing or electronically, and no information provided in any data room or any copies of any information from any data room provided to Mirant or either Buyer or any other information shall be deemed to (x) constitute a representation, warranty or an agreement of the Stockholder or del Caribe, or
(y) be part of this Agreement.

         8.6 Acknowledgment; Independent Due Diligence. Mirant and Buyers acknowledge that neither the Stockholder nor del Caribe has made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information regarding the Stockholder, del Caribe, Eco Holdings, the Partnership or the Facility not included in this Agreement and the schedules hereto. Without limiting the generality of the foregoing, no representation or warranty is made with respect to any information in the Confidential Information Memorandum, dated April 2001, or any supplement or amendment thereto provided in connection with the solicitation of proposals to enter into the transactions contemplated by this Agreement, such information having been provided for the convenience of Mirant and Buyers in order to assist Mirant and Buyers in framing their due diligence efforts. Mirant and Buyers further acknowledge that: (a) Mirant and Buyers, either alone or together with any individuals or entities Mirant and Buyers have retained to advise them with respect to the transactions contemplated hereby, have knowledge and experience in transactions of this type and in the business of the Stockholder and del Caribe, and is therefore capable of evaluating the risks and merits of acquiring the del Caribe Shares; (b) they have relied on their own independent investigation, and has not relied on any information or representations furnished by the Stockholder, del Caribe or any representative or agent thereof (except as specifically set forth herein), in determining to enter into this Agreement; (c) neither the Stockholder, del Caribe nor any representative or agent thereof has given any investment, legal or other advice or rendered any opinion as to whether the purchase of the del Caribe Shares is prudent, and Mirant and Buyers are not relying on any representation or warranty by the Stockholder or del Caribe or any representative or agent thereof except as set forth in this Agreement; (d) Mirant and Buyers have conducted extensive due diligence, including a review of the documents contained in a data room prepared by or on behalf of the Stockholder and del Caribe; and (e) the Stockholder and del Caribe have made available to Mirant and Buyers all documents, records and books pertaining to del Caribe, Eco Holdings, the Partnership and the Facility that Mirant, Buyers and their attorneys, accountants, advisors have requested, and Mirant, Buyers and their attorneys, accountants and advisors have had the opportunity to visit the Facilities, and ask questions and receive answers concerning del Caribe, Eco Holdings, the Partnership, and the Facility and the terms and conditions of this Agreement. All such questions have been answered to the full and complete satisfaction of Mirant and Buyers.

         8.7 Disclaimer Regarding Assets. Except as otherwise expressly provided herein, each of the Stockholder and del Caribe expressly disclaim any representations or warranties of any kind or nature, express or implied, as to the condition, value or quality of the assets or operations of del Caribe, Eco
Holdings, the Partnership, the Facility or the prospects (financial and otherwise), risks and other incidents of del Caribe, Eco Holdings, the Partnership or the Facility and each of the Stockholder and del Caribe specifically disclaims any representation or warranty of merchantability, usage, suitability or fitness for any particular purpose with respect to such assets, or any part thereof, or as to the workmanship thereof, or the absence of any defects therein, whether latent or patent, or compliance with environmental requirements, or as to the condition of, or the rights of del Caribe, Eco Holdings, the Partnership or the Facility in, or their title to, any of their assets, or any part thereof, or whether del Caribe, Eco Holdings, the Partnership or the Facility possess sufficient real property or personal property interests to own or operate such assets. Except as expressly provided herein, no schedule or exhibit to this Agreement, nor any other material or information provided by or communications made by the Stockholder, del Caribe or any of their respective representatives will cause or create any warranty, express or implied, as to the condition, value or quality of such assets. Without limiting the generality of the foregoing, no representation or warranty is made with respect to the accuracy of any information provided in any site tours or on any web site, or in any meetings with management or other personnel of del Caribe, Eco Holdings, the Partnership, the Facility or their respective representatives, except as expressly set forth herein.

         8.8 Modifications, Amendments and Waivers. At any time prior to the Closing Date or termination of this Agreement, any party may (a) waive any inaccuracies in the representations and warranties of any other party contained in this Agreement or in any other Transaction Document; and (b) waive compliance by any other party with any of the covenants or agreements contained in this Agreement. No waiver of any of the provisions of this Agreement will be considered, or will constitute, a waiver of any of the rights or remedies, at law or equity, of the party entitled to the benefit of such provisions unless made in writing and executed by the party entitled to the benefit of such provision.

         8.9 Headings; References. The headings contained in this Agreement and the other Transaction Documents are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References herein to articles, sections, schedules and exhibits refer to the referenced articles, sections, schedules or exhibits hereof unless otherwise specified.

         8.10 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California.

         8.11 Submission to Jurisdiction. All actions or proceedings arising in connection with this Agreement shall be tried and litigated exclusively in the state or federal courts located in the County of Orange, State of California. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this paragraph. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the state and federal courts located in the County of Orange, State of California shall have in personam jurisdiction over each of them for the purpose of litigating any such dispute, controversy, or proceeding. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this Section 8.11 by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in Section 8.2. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

         8.12 Severability. Any provision of this Agreement which is invalid, illegal, or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality, or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal, or unenforceable in any other jurisdiction.

         8.13 Expenses of Transactions. All fees, costs and expenses incurred by Mirant and Buyers in connection with the transactions contemplated by this Agreement shall be borne by Mirant and Buyers and all fees, costs and expenses incurred by Stockholder or del Caribe in connection with the transactions contemplated by this Agreement shall be borne by the Stockholder. The Stockholder or del Caribe shall be liable for any fees or commissions payable to Credit Suisse First Boston Corporation in connection with the transactions contemplated by this Agreement to the extent they become due pursuant to contractual arrangements made by or on behalf of the Stockholder.

         8.14 Attorneys' Fees. If Mirant, either Buyer or any of their Affiliates, successors or assigns brings any Action against the Stockholder, del Caribe or any of their Affiliates, successors or assigns, or if the Stockholder, del Caribe or any of their Affiliates, successors or assigns brings any Action against Mirant, either Buyer or any of their Affiliates, successors or assigns, in addition to any damages and costs which the prevailing party otherwise would be entitled, the nonprevailing party shall pay to the prevailing party its actual attorneys' fees and costs incurred in bringing and prosecuting such Action and/or enforcing any Decision granted therein, all of which shall be deemed to have accrued on the commencement of such Action and shall be paid whether or not such action is prosecuted to a Decision. Any Decision entered in such Action shall contain a specific provision providing for the recovery of attorneys' fees and costs incurred in enforcing such Decision. For the purposes of this Section 8.14, attorneys' fees shall include, without limitation, fees incurred in the following: (a) postjudgment motions and collection actions; (b) contempt proceedings; (c) garnishment, levy and debtor and third party examinations; (d) discovery; and (e) bankruptcy litigation. For purposes of this
Section 8.14, the "prevailing party" means the party who agrees to dismiss an action on the other party's payment of the sum allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought by it. If there are multiple claims, the prevailing party shall be determined with respect to each claim separately. The prevailing party shall be the party who has obtained the greater relief in connection with any particular claim, although, with respect to any claim, it may be determined that there is no prevailing party.

         8.15     Waiver.

                  (a) Whether or not expressly stated in this Agreement, all of Buyers' payment obligations under this Agreement are the joint and several obligations of Mirant and Buyers.

                  (b) Without in any manner limiting the obligations of Mirant or either Buyer hereunder, the Stockholder may, subject to the terms and conditions hereof, (i) accept partial payments from Mirant or either Buyer on account of the obligations; (ii) create new indebtedness or renew, compromise, extend, increase, accelerate and otherwise change the time for payment of, or otherwise change the terms of, any of the Transaction Documents, or any part thereof; (iii) release or substitute Mirant or either Buyer, and otherwise deal with Mirant or either Buyer as the Stockholder may determine in accordance with the terms hereof and applicable law; (iv) settle or release, either by agreement or by operation of law, Mirant or either Buyer; and (v) proceed directly against the property of Mirant or either Buyer without proceeding against the other to collect and recover the full amount of the obligations or any portion thereof, and Mirant and each Buyer waives any right to require the Stockholder to proceed against the other, or pursue any other remedy in the Stockholder's power whatsoever.

                  (c) Mirant and each Buyer hereby waives any defense arising by reason of any disability or other defense of the other or by reason of the cessation from any action of any kind against the other. The Stockholder may, at its election, exercise any right or remedy it may have against Mirant or either Buyer without affecting or impairing in any way the liability of the other hereunder. The Stockholder's rights under this Agreement and the other
Transaction Documents will be enforceable without regard to the validity, regularity or enforceability of the obligations of Mirant or either Buyer or any document evidencing the same.

                  (d) Until all of the obligations under this Agreement and the other Transaction Documents have been fully and finally satisfied, neither Mirant nor either Buyer shall have any right of subrogation to any of the rights of the Stockholder against Mirant or either Buyer and Mirant and each Buyer waives any right to enforce any remedy which the Stockholder now has or may hereafter have against Mirant or either Buyer.

                  (e) Mirant and each Buyer waives all rights and defenses arising out of an election of remedies by the Stockholder even though that election of remedies has destroyed Mirant's or either Buyers' rights of subrogation, reimbursement and/or contribution against the other.

         8.16 Further Assurances. Upon the reasonable request of a party or parties hereto at any time after the Closing Date, the other party or parties shall forthwith execute and deliver such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as the requesting party or parties or its or their counsel may reasonably request in order to effectuate the purposes of this Agreement.

         8.17 Counterparts. Facsimile transmission of any signed original document and/or retransmission of any signed facsimile transmission will be deemed the same as delivery of an original. At the request of any party, the parties will confirm facsimile transmission by signing a duplicate original document. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

                        [The remainder of this page has been intentionally left blank; signature page follows.]

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first written above.

                       MIRANT:

                       Mirant Corporation,
                       a Delaware corporation

                       By:
                                ------------------------------------------------

                       Name:
                                ------------------------------------------------

                       Title:
                                ------------------------------------------------

                       BUYER 1:

                       Mirant EcoElectrica Investments I, Ltd., a British Virgin Islands limited liability company

                       By:
                                ------------------------------------------------

                       Name:
                                ------------------------------------------------

                       Title:
                                ------------------------------------------------

                       BUYER 2:

                       Mirant EcoElectrica Finance, Ltd.,
                       a British Virgin Islands limited liability company

                       By:
                                ------------------------------------------------

                       Name:
                                ------------------------------------------------

                       Title:
                                ------------------------------------------------

                       THE STOCKHOLDER:

                       Edison Mission Energy,
                       a California corporation

                        By:
                                 -----------------------------------------------

                        Name:
                                 -----------------------------------------------

                        Title:
                                 -----------------------------------------------

                        DEL CARIBE:

                        EME del Caribe,
                        an entity organized under the laws of the Cayman Islands

                        By:
                                 -----------------------------------------------

                        Name:
                                 -----------------------------------------------

                        Title:
                                 -----------------------------------------------

                                   SCHEDULE 1

                                  THE FACILITY

EcoElectrica Penuelas, Puerto Rico

                                   SCHEDULE 2

                               DISCLOSURE SCHEDULE

         The following are exceptions to the representations and warranties of the Stockholder contained in that certain Stock Purchase Agreement (the "Agreement") by and among Edison Mission Energy, a California corporation; EME del Caribe, an entity organized under the laws of the Cayman Islands; Mirant Corporation, a Delaware corporation ("Mirant"); Mirant EcoElectrica Investments I, Ltd., a British Virgin Islands limited liability company ("Buyer 1") and wholly-owned, indirect subsidiary of Mirant; Mirant EcoElectrica Finance, Ltd., a British Virgin Islands limited liability company and wholly-owned, indirect subsidiary of Mirant. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement. The numbered schedules contained in these Disclosure Schedules correspond to the section numbers in the Agreement; provided, however, that any item disclosed in any particular schedule contained in these Disclosure Schedules shall constitute an exception to all other representations or warranties made in the Agreement to which such item applies.

                                  SCHEDULE 2.3

              Ownership of Capital Stock and Partnership Interests


The Partnership Interests are pledged pursuant to that certain Credit Agreement, dated October 31, 1997 and as amended, with ABN AMRO Bank N.V., as the administrative agent.

                                  SCHEDULE 2.5

                               Assets and Permits


1. Shareholder's Agreement, dated December 10, 1997 and as amended, by and between del Caribe, Eco Holdings and Buenergia Gas & Power, Ltd.

2. Administrative Services Agreement, dated October 31, 1997, with EME del Caribe (as successor in interest to KES Bermuda Inc., effective as of December 23, 1998).

                                  SCHEDULE 2.6

                              Financial Statements


     The  following financial statements are attached:

1.   An unaudited balance sheet of del Caribe as of December 31, 2000.

2. An audited balance sheet of the Partnership as of December 31, 1999, and related audited statements of income and cash flows for the year then ended.

3. An audited balance sheet of the Partnership as of December 31, 2000, and related audited statements of income and cash flows for the year then ended.

4.   An actual unaudited balance sheet of del Caribe as of May 31, 2001.

5.   A pro forma unaudited balance sheet of del Caribe as of May 31, 2001.

6. An unaudited balance sheet of the Partnership as of May 31, 2001, and related unaudited statements of income and cash flows for the five-month period then ended.



-----Forty-five  pages of financial  statements  omitted pursuant to the request
for   confidential   treatment   submitted  to  the   Securities   and  Exchange
Commission-----

                                  SCHEDULE 2.7

                              Third Party Consents


         Unless the prior written consent or waiver of the other party to each of the following contracts is obtained, the consummation of the transactions contemplated by the Agreement may violate, result in a material breach of, constitute a material default or cause a material obligation, penalty, premium or right of termination to arise or accrue under the following contracts:

1. If Buyer 1 is a utility or a utility affiliate, Power Purchase and Operating Agreement, dated March 10, 1995 and as amended, with Puerto Rico Electric Power Authority.

2. Credit Agreement, dated October 31, 1997 and as amended, with ABN AMRO Bank N.V., as the administrative agent.

3. Master Guarantee and Support Instrument, dated December 23, 1998, with ABN AMRO Bank N.V. and The Chase Manhattan Bank.

                                  SCHEDULE 2.8

                      Governmental and Third Party Consents


1. Filing with Office of Industrial Tax Exemption of Puerto Rico, request for approval of transfer of Partnership Tax exemption.

2. If Buyer 1 is a utility or a utility affiliate, Puerto Rico Electric Power Authority waiver of requirement under the Power Purchase Agreement that the Partnership maintain Qualifying Facility status with respect to utility ownership level.

3.   See Schedule 2.7.

                                  SCHEDULE 2.9

                                   Litigation


         ----------

1.       ----------



2.       ----------



3.       ----------



4.       ----------



5.       ----------



6.       ----------



7.       ----------

                                  SCHEDULE 2.10

                                    Contracts


1. First Amended and Restated Limited Partnership Agreement, dated December 10, 1997 and as amended, of EcoElectrica, L.P.

2. Power Purchase and Operating Agreement, dated March 10, 1995 and as amended, with The Puerto Rico Electric Power Authority.

3. Water Supply Agreement, dated May 6, 1997, with the Puerto Rico Aqueduct and Sewer Authority and Puerto Rico Electric Power Authority.

4. LNG Sales Agreement, dated July 31, 1997 together with various letter agreements related thereto, with Cabot LNG Corporation.

5. LNG Tolling Services Agreement, dated October 31, 1997, with Enron LNG Power (Atlantic) Ltd. and Tolling Counterparty Payment Guarantee, dated October 31, 1997.

6.   LPG Storage and Services Agreement, dated October 21, 1997, with ProCaribe.

7. Operations, Maintenance and Fuel Management Agreement, dated October 31, 1997, with El Puerto Rico Operations, Inc.

8. Marine Facilities Agreement, dated April 1, 1996, with the Puerto Rico Ports Authority.

9. Credit Agreement, dated October 31, 1997 and as amended, with ABN AMRO Bank N.V., as the administrative agent.

10. Subordinated Reimbursement Agreement, dated October 31, 1997, with The Chase Manhattan Bank.

11. Administrative Services Agreement, dated October 31, 1997, with EME del Caribe (as successor in interest to KES Bermuda Inc., effective as of December 23, 1998).

12. Amended and Restated Onshore Construction Contract, dated October 31, 1997 and together with all applicable change orders, with Enron Power I (Puerto
     Rico), Inc.

13.  Amended and Restated Offshore Supply Agreement,  dated October 31, 1997 and
     together  with  all  applicable   change  orders,   with  Enron   Equipment
     Procurement Company.

14. KESI Subordinated Promissory Note, dated December 15, 1997, with Kenetech Energy Services, which was assigned to the Stockholder pursuant to an Assignment and Assumption Agreement, dated December 23, 1998, with KESI.

15. EDC Subordinated Promissory Note, dated December 15, 1997, with Enron Development Corp.

16. ISDA Master Agreement, dated October 31, 1997 together with all applicable confirmation letters, between Banque Paribas and EcoElectrica, L.P.

17.  Collective Bargaining Agreement negotiated with United Steelworkers.

18. See Schedule 4.3 hereto and Schedule 4.3 to that certain Stock Purchase Agreement, of even date herewith, among Enron Asset Holdings, LLC, Mirant EcoElectrica Investments I, Ltd., Mirant EcoElectrica Finance and Mirant Corporation with respect to guarantees relating to the Partnership.

19.  See Schedule 2.9 ----------.

                                  SCHEDULE 2.13

                              Environmental Matters


1. Notice of Violation: On April 5, 2000, the Partnership received a Notice of Violation (the "NOV") from the United States Environmental Protection Agency Region II (the "EPA"). The NOV alleges various violations of the PSD permit issued to the Partnership on October 1, 1996, authorizing the construction and operation of the project, including (i) failure to install a SCR system prior to February 13, 2000; (ii) failure to conduct performance testing of each of the two combustion gas turbines; (iii) causing excess emissions of NOX; (iv) failure to operate a CEMS to measure and record NOX concentrations prior to November 12, 1999; and (v) failure to submit a written excess emissions report to the EPA within 30 days of the end of the calendar quarter.

     ----------

2. Compliance Order: On April 10, 2000, the Partnership received a Compliance Order from the EPA, ordering that the Partnership (i) within 10 days of the date of receipt, submit to EPA all initial notifications for the gas turbine and duct burners required pursuant to ss.60.7 of the General Provisions of the NSPS; (ii) within 10 days of receipt submit to EPA a schedule of when the initial performance tests will be conducted; (iii) provide EPA at least 30 days prior notice of any performance tests that are scheduled; (iv) provide a written report of the results of the performance test to the EPA within 15 days after completion of such test and (v) comply at all times with the requirements of 40 C.F.R. Part 60, Subparts Db and Subpart GG. The Partnership is working with the EPA regarding the testing and is complying with the Compliance Order.

3. Compliance Order: On May 15, 2000, the Partnership received an Administrative Compliance Order ("ACO") from the Region 2 Offices of the USEPA located in New York. The order was based on the NPDES permit issued to the Partnership on January 16, 1997, becoming effective on June 1, 1997 and expiring on May 31, 2002. There are four permitted outfalls. The ACO alleged permit violations ordering the Partnership to comply with the monitoring and reporting requirements of the permit for Free Available Chlorine. In addition, the ACO required that an Action Plan be submitted and instituted that would address effluent limitations re: Dissolved Oxygen, pH and Total Suspended Solids as well as the sampling and reporting provisions of the permit. On February 21, 2001, the Partnership received a letter from the Region 2 Office of the USEPA informing the Partnership that the ACO had been "closed-out."



4.   ----------

                                  SCHEDULE 2.16

                                  Distributions

         No distributions have been made in 2001.

                                  SCHEDULE 3.4

                              GOVERNMENTAL CONSENTS

         FUCO filing with the Securities and Exchange Commission.

                                  SCHEDULE 4.3

                             GUARANTEED INDEBTEDNESS


1. Master Guarantee and Support Instrument, dated December 23, 1998 (including all supplements thereunder), with ABN AMRO Bank N.V. and The Chase Manhattan Bank.

2. Guarantee Assumption Agreement, dated December 23, 1998. The Partnership entered into an Option to Purchase Agreement with Union Carbide Caribe Inc. ("UCCI") under which the Partnership agreed to indemnify UCCI with respect to certain post-closing activities (property damage or personal injury) and environmental contamination on the plant site. This indemnity obligation was guaranteed by Enron Power Corp. and Kenetech Energy Systems Inc.,
     ("KES")  pursuant  to  a  Guaranty  dated  November  25,  1997  (the  "UCCI
     Guaranty").

                           SCHEDULE 5.7     Partnership Effect


--------------------------------------------------------------------------------

                                          ----------               Corresponding
                                          ----------        Parartnership Effect

--------------------------------------------------------------------------------




----------

















--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



----------

                                  SCHEDULE 8.1

                             PERSONS WITH KNOWLEDGE


                  1.       Phil Herrington



                  2.       Pete Wilkens



                  3.       Ronald Muse